Exhibit 4.1


                   THIS THIRD SUPPLEMENTAL INDENTURE, dated as of September 16, 1997, is between LOEWS CORPORATION, a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, a New York corporation, successor by merger to Chemical Bank, successor by merger to Manufacturers Hanover Trust Company, as trustee (herein called the "Trustee").


                              PRELIMINARY STATEMENT

                   The Company and the Trustee have entered into an Indenture dated as of December 1, 1985 and a First and Second Supplemental Indenture thereto, each dated as of February 18, 1997 (such Indenture, as supplemented is herein called the "Indenture").

                   Capitalized terms used but not otherwise defined herein, shall have the meanings given them in the Indenture.

                   Section 201 of the Indenture permits the form of the Debt Securities of any series to be established pursuant to an indenture supplemental to the Indenture.

                   Section 301 of the Indenture permits the terms of the Debt Securities of any series to be established in an indenture supplemental to the Indenture.

                   Section 901(6) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders of Debt Securities to establish the form and terms of Debt Securities of any series as permitted by Sections 201 and 301. In accordance with the terms of Sections 901(6) of the Indenture, the Company has, by Board Resolution, authorized this Third Supplemental Indenture. The Trustee has determined that this Third Supplemental Indenture is in form satisfactory to it.

                   All things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                   NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
         WITNESSETH:

                   For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities of the series to be created hereby, as follows:

                   1.  Definitions.




                   For all purposes of the Indenture and this Third Supplemental Indenture, with respect to the Securities of the series created hereby, except as otherwise expressly provided or unless the context otherwise requires:

                   The "Average Market Value" of the Diamond Offshore Common Stock on any date of computation means the arithmetic average of the daily volume weighted average price of the Diamond Offshore Common Stock, as reported on the New York Stock Exchange Consolidated Tape, or if the Diamond Offshore Common Stock is not then listed on the New York Stock Exchange, as reported by the principal securities exchange or interdealer quotations system on which the Diamond Offshore Common Stock is then traded, for the 30-Trading Day period ending two Trading Days prior to such date of computation as computed by the Quotation Agent.

                   The "Average Market Value Amount" per $1,000 principal amount of Notes means the greater of (A) $1,000 and
         (B) the product of (i) the then-prevailing Exchange Rate and
         (ii) the Average Market Value of the Diamond Offshore Common Stock as of the date of computation.

                   "Cash Distribution" means the distribution by Diamond Offshore to all holders of Diamond Offshore Common Stock of cash, other than any cash that is distributed upon a merger or consolidation to which Section 4.11 of this Third Supplemental Indenture applies or as part of a distribution referred to in paragraph (4) of Section 4.4 of this Third Supplemental Indenture.

                   "Closing Price" of the Diamond Offshore Common Stock on any date means the price, as of the close of business on such date, of the Diamond Offshore Common Stock, as reported on the New York Stock Exchange Consolidated Tape, or if the Diamond Offshore Common Stock is not then listed on the New York Stock Exchange, as reported by the principal securities exchange or interdealer quotation system on which the Diamond Offshore Common Stock is then traded.

                   "common stock" includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

                   "Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.








                   "Diamond Offshore" means Diamond Offshore Drilling, Inc., a Delaware corporation and a Subsidiary of the Company.

                   "Diamond Offshore Common Stock" means the Common Stock, $.01 par value per share, of Diamond Offshore authorized at the date of this instrument as originally executed. Subject to the provisions of Section 4.11 of this Third Supplemental Indenture, shares issuable on exchange of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on exchange of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                   "Excess Purchase Payment" means the excess, if any, of (i) the amount of cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of any non-cash consideration required to be paid with respect to one share of Diamond Offshore Common Stock acquired or to be acquired in a tender offer made by Diamond Offshore or any subsidiary of Diamond Offshore for all or any portion of the Diamond Offshore Common Stock over (ii) the current market price per share as defined in Section 4.4(7) for purposes of
         Section 4.4(6).

                   "Exchange Rate" has the meaning set forth in Section
         4.1 of this Third Supplemental Indenture.

                   "Market Capitalization" means, with respect to a specified date, the product of (i) the current market price per share (determined as provided in paragraph (7) of Section 4.4 of this Third Supplemental Indenture) of the Diamond Offshore Common Stock as of such date times (ii) the number of shares of Diamond Offshore Common Stock outstanding on such date.

                   "Notes" means any Debt Securities of the series of Debt Securities entitled "3_% Exchangeable Subordinated Notes due 2007" created by this Third Supplemental Indenture.

                   "Quotation Agent" means the Trustee and its successors or substitutes.

                   "Trading Day" means any day on which the Diamond Offshore Common Stock (i) is not suspended from trading on the principal securities exchange or interdealer quotation system on which it is traded at the close of business and (ii) has traded at least once on such principal securities exchange or interdealer quotation system.

                   2.  Form of Notes.






                   2.1. The Notes shall be in the form set forth in this Section.

                   2.2.  Form of Face of Notes.

                   [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                LOEWS CORPORATION

                   3_% EXCHANGEABLE SUBORDINATED NOTE DUE 2007

         No. _____________                                  $_____

         CUSIP NO. - ________________


                   LOEWS CORPORATION, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of _____________ Dollars ($_____) on September 15, 2007 and to pay interest thereon, from September 19, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year, commencing March 15, 1998, at the rate of 3_% per annum, until the principal hereof is due, and at the rate of 3_% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be









         paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of (and premium, if any, on) this Note shall be made upon the surrender of this Note at the office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate.
         Payment of interest on this Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                   IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

         Dated:


                                            LOEWS CORPORATION




         By:______________________
                                            Name:
                                            Title:

         Attest:



         ________________________
         Name:
         Title:










                   2.3  Form of Reverse of Note.

                   This Note is one of a duly authorized issue of debt securities of the Company designated as its "3_% Exchangeable Subordinated Notes due 2007" (herein called the "Notes"), limited in aggregate principal amount to $1,150,000,000, issued and to be issued under an Indenture, dated as of December 1, 1985, as supplemented by a First and Second Supplemental Indenture, each dated as of February 18, 1997, and a Third Supplemental Indenture dated as of September 16, 1997 (herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                   The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after September 25, 2002, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning September 15 of the years indicated:

         Year                                          Redemption Price

         2002.........................................       101.5625%
         2003.........................................       101.2500%
         2004.........................................       100.9375%
         2005.........................................       100.6250%
         2006.........................................       100.3125%

         and on September 15, 2007 at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                   Subject to and upon compliance with the provisions of the Indenture, and subject to the Company's rights to suspend exchanges and to elect cash settlement as set forth below, the Holder of this Note is entitled at any time on or after October 1, 1998 and before the close of










         business on September 15, 2007 (or, in case this Note or a portion hereof is called for redemption, then in respect of this Note or such portion hereof, as the case may be, from October 1, 1998 until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Redemption Date)) to exchange this Note (or any portion of the principal amount hereof that is an integral multiple of $1,000), into fully paid and nonassessable shares (calculated as to each exchange to the nearest 1/100 of a share) of Common Stock, $.01 par value per share ("Diamond Offshore Common Stock" of Diamond Offshore Drilling, Inc. ("Diamond Offshore") at the rate of 15.3757 shares of Diamond Offshore Common Stock for each $1,000 principal amount of Note
         (or at the current adjusted rate if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank to the Company at the office or agency of the Company in the Borough of Manhattan, The City of New York or at any other office or agency of the Company maintained for such purpose, accompanied by written notice to the Company that the Holder hereof elects to exchange this Note (or if less than the entire principal amount hereof is to be exchanged, specifying the portion hereof to be exchanged) and, in case such surrender shall be made during the period from the close of business on any Regular
         Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, also accompanied by payment in New York Clearing House (next day) funds (or other funds acceptable to the Company) of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being exchanged, provided that, if this Note or any portion hereof has been called for redemption on a Redemption Date occurring during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date and is surrendered for exchange during such period, then the Holder of this Note who exchanges this Note or any portion hereof during such period will be entitled to receive the interest accruing on the principal amount of this Note or such portion thereof so called for redemption and then being exchanged from the Interest Payment Date next preceding the date of such exchange to such succeeding Interest Payment Date and shall not be required to pay such interest upon surrender of this Note for exchange. Subject to the provisions of the preceding sentence, no payment or adjustment is to be made on exchange for interest accrued hereon from the Interest Payment Date next preceding the day of exchange, or for dividends on the Diamond Offshore Common Stock issued on exchange hereof. Interest payable on any Interest Payment Date in respect of this Note or any portion hereof surrendered for exchange on or after such Interest Payment Date shall be paid to the Holder of such Note as of the Regular Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of exchange.
         No fractions of shares or scrip representing fractions of shares will be issued on exchange, but instead of any fractional interest, the Company shall pay a cash adjustment as provided in the Indenture or, at its option, the Company shall round up to the next higher whole share.

                   The Exchange Rate is subject to adjustment as provided in the Indenture. The Indenture also provides that in case of certain consolidations or mergers to which Diamond






         Offshore is a party or the conveyance, transfer, sale or lease of all or substantially all of the properties and assets of Diamond Offshore, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then Outstanding, will be exchangeable thereafter, during the period this Note shall be exchangeable as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease (including any Diamond Offshore Common Stock retainable) by a holder of the number of shares of Diamond Offshore Common Stock into which this Note could have been exchanged immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Diamond Offshore Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares and further assuming, if such consolidation, merger, conveyance, transfer, sale or lease is prior to October 1, 1998 that this Note was exchangeable immediately prior to the time of such occurrence at the initial Exchange Rate specified above as adjusted from the original issue date of the Notes to such time as provided in the Indenture). No adjustment in the Exchange Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

                   The Company may at any time suspend the right of exchange attaching to the Notes, by giving one business day's notice of such suspension to the Trustee (which notice may be given by Diamond Offshore on behalf of the Company), provided that, (i) the total period during which such right of exchange is suspended shall not exceed 90 consecutive days at any one time or a total of 120 days in any 12-month period; and (ii) no such suspension may be in effect during the 14-day period preceding any Redemption Date or the final maturity date of the Notes. In addition, the right of Holders to exchange will be suspended if the Company has irrevocably elected to pay in cash the Average Market Value Amount in respect of all Notes delivered for exchange prior to a Redemption Date or the final maturity date in respect of the Notes.

                   At any time prior to September 2, 2007, and unless the Company shall have previously elected in connection with a call for redemption or at maturity to pay in cash the Average Market Value Amount upon any exchange prior to the applicable Redemption Date or final maturity date, as set forth below, the Company may elect to make a cash settlement in respect of any Note surrendered for exchange by delivering notice thereof to the tendering Holder not more than five Trading Days after such
         Note is surrendered for exchange. Such cash settlement shall be in an amount, per $1,000 principal amount of Notes delivered for exchange, equal to the greater of (A) $1,000 and (B) the product of (i) the then-prevailing Exchange Rate and (ii) the average of the Closing Price of the Diamond Offshore Common Stock on the five Trading Days commencing two Trading Days after delivery by the Company of such notice to such Holder. The Company will pay such cash settlement amount as promptly as practicable






         after the completion of such five Trading Day period.

                   The Company may elect, in connection with a redemption of Notes or the final maturity of the Notes, to satisfy its obligations to Holders who elect to exchange their Notes for Diamond Offshore Common Stock by cash payment of the Average Market Value Amount. If the Company makes such an election, Holders of Notes will no longer be entitled to receive Diamond Offshore Common Stock in exchange for their Notes. The Company may make such an election, in respect of any Notes to be redeemed on a Redemption Date or repaid on the final maturity date, by giving an irrevocable notice thereof to the Holders not later than the 35th Trading Day prior to such Redemption Date or final maturity date, in which case the Company will be obligated to pay the Average Market Value Amount in respect of all Notes to be redeemed or repaid on such Redemption Date or final maturity date to Holders who elect to exchange their Notes for Diamond Offshore Common Stock. If such notice is delivered in connection with a Redemption Date, it shall be required to be given not later than 35 Trading Days prior to the Redemption Date.

                   [IF NOT A GLOBAL SECURITY INSERT -- In the event of redemption or exchange of this Note in part only, a new Note or Notes for the unredeemed or unexchanged portion hereof will be issued in the name of the Holder hereof.]

                   [IF A GLOBAL SECURITY INSERT -- In the event of a deposit or withdrawal of an interest in this Note (including upon an exchange, transfer, redemption or exchange of this Note in part only), the Security Registrar, upon receipt of notice of such event from the Depositary's custodian for this Note, shall make an adjustment on its records to reflect an increase or decrease of the Outstanding principal amount of this Note resulting from such deposit or withdrawal, as the case may be.]

                   The indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                   If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights under the Indenture of the Holders of Debt Securities issued thereunder at any time by the






         Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note.

                   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to exchange this Note for Diamond Offshore Common Stock or cash as and when provided in the Indenture.

                   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Notes is registrable on the Note Register upon surrender of a Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                   The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                   No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

                   Prior to due presentation of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered, as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                   THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN






         ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                   2.4  Form of Trustee's Certificate of Authentication.

                   This is one of the Notes referred to in the within-mentioned Indenture.

                                            THE CHASE MANHATTAN BANK,
                                                              as Trustee



                                            By:________________________
                                                Authorized Signatory


                   2.5  Form of Exchange Notice.



                                 EXCHANGE NOTICE

                   The undersigned Holder of this Note hereby irrevocably exercises the option to exchange this Note, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into shares of Common
         Stock of Diamond Offshore Drilling, Inc. in accordance with the terms of the Indenture (including the rights of the Company to elect cash settlement) referred to in this Note, and directs that such shares, together with a check in payment for any fractional share, or a check in payment of the appropriate cash settlement amount, if applicable, and any Notes representing any unexchanged principal amount hereof, be delivered to and, in the case of shares, be registered in the name of the undersigned unless a different name has been indicated below. If such shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes and other governmental charges payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.


         Dated:  ____________________
                                               ________________________
                                                       Signature















         If shares or Notes are to be    If only a portion of the Notes
         registered in the name of a     is to be exchanged, please
         Person other than the Holder,   indicate:
         please print such Person's
         name and address:               1.  Principal amount to be
                                             exchanged:

                                             $_____________
         _____________________________
              Name                       2.  Principal amount and
                                             denomination of Notes
                                             representing unexchanged
                                             principal amount to be
                                             issued:
         _____________________________
             Address
                                             Amount:  $________

                                             Denominations:  $_________
         _____________________________       (any integral multiple of
         Social Security or other            $1,000)
         Taxpayer Identification
         Number, if any


         Signature must be guaranteed by an eligible Guarantor
         Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature medallion program pursuant to Securities and Exchange
         Commission Rule 17Ad-15 if cash or Common Stock is to be delivered other than to, and in the name of, the registered Holder.

                                                   [Signature Guarantee]


                   3.  Title and Terms.

                   There shall be a series of Debt Securities designated as the "3_% Exchangeable Subordinated Notes due 2007" of the Company. Their Stated Maturity shall be September 15, 2007 and they shall bear interest at the rate of 3_% per annum, from September 19, 1997 or from the most recent Interest Payment
         Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 15 and September 15, commencing March 15, 1998 until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or










         September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                   The aggregate principal amount of Notes which may be authenticated and delivered under this Third Supplemental Indenture is limited to $1,150,000,000, except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to
         Section 304, 305, 306, 906 or 1107 of the Indenture.

                   The Notes shall be redeemable at the option of the Company and exchangeable into shares of Diamond Offshore Common Stock at the option of the Holder, subject to the Company's right to suspend exchanges and to elect cash settlement (including by payment of the Average Market Value Amount in connection with a redemption of Notes or final maturity of the Notes), in each case in accordance with the terms set forth in the form of Note and in this Third Supplemental Indenture.

                   The Securities of this series shall not be subject to a sinking fund.

                   The Notes of this series are not subject to defeasance at the option of the Company pursuant to Article Fifteen of the Indenture.

                   4.  Exchange of Notes.

                   4.1 Exchange Privilege and Exchange Rate; Suspension of Exchanges; Cash Settlement.

                   Subject to and upon compliance with the provisions of this Section, at the option of the Holder thereof, any Note or any portion which is $1,000 or an integral multiple thereof may be exchanged into fully paid and nonassessable shares (calculated as to each exchange to the nearest 1/100th of a share) of Diamond Offshore Common Stock at the Exchange Rate, determined as hereinafter provided, in effect at the time of exchange. Such exchange right shall commence on October 1, 1998 and shall expire at the close of business on September 15, 2007. In case a Note or portion thereof is called for redemption at the election of the Company, such exchange right in respect of the Note, or portion thereof, so called shall expire at the close of business on the Redemption Date unless the Company defaults in making the payment due upon redemption.

                   The rate at which shares of Common Stock shall be delivered upon exchange (herein called the "Exchange Rate") shall be initially 15.3757 shares of Diamond Offshore Common Stock for each $1,000 principal amount of Notes. The Exchange Rate shall be adjusted in certain instances as provided in this
         Section 4.

                   The Company may at any time suspend the right of exchange attaching to the







         Notes, by giving one business day's notice of such suspension to the Trustee (which notice may be given by Diamond Offshore on behalf of the Company), provided that, (i) the total period during which such right of exchange is suspended shall not exceed 90 consecutive days at any one time or a total of 120 days in any 12-month period; and (ii) no such suspension may be in effect during the 14-day period preceding any Redemption Date or the final maturity date of the Notes. In addition, the right of Holders to exchange will be suspended if the Company has irrevocably elected to pay in cash the Average Market Value Amount in respect of all Notes delivered for exchange prior to Redemption Date or final maturity date in respect of the Notes, as provided in the Notes.

                   At any time prior to September 2, 2007, and unless the Company shall have previously elected in connection with a call for redemption or at maturity to pay in cash the Average Market Value Amount upon any exchange prior to the applicable Redemption Date or final maturity date, as set forth below, the Company may elect to make a cash settlement in respect of any Note surrendered for exchange by delivering notice thereof to the tendering Holder not more than five Trading Days after such
         Note is surrendered for exchange. Such cash settlement shall be in an amount, per $1,000 principal amount of Notes delivered for exchange, equal to the greater of (A) $1,000 and (B) the product of (i) the then-prevailing Exchange Rate and (ii) the average of the Closing Price of the Diamond Offshore Common Stock on the five Trading Days commencing two Trading Days after delivery by the Company of such notice to such Holder. The Company will pay such cash settlement amount as promptly as practicable after the completion of such five Trading Day period.

                   4.2.  Exercise of Exchange Privilege.

                   In order to exercise the exchange privilege, the Holder of any Note to be exchanged shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 4.7 of this Third Supplemental Indenture, accompanied by a duly signed exchange notice substantially in the form provided in Section 2.5 of this Third Supplemental Indenture, stating that the Holder elects to exchange such Note or, if less than the entire principal amount thereof is to be exchanged, the portion thereof to be exchanged. Each Note surrendered for exchange (in whole or in part) during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Note or portion thereof which has been called for redemption on a Redemption Date occurring within such period) be accompanied by payment in New York Clearing House (next day) funds (or other funds acceptable to the Company) of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Note (or portion thereof, as the case may be) being surrendered for exchange. The interest so payable on any Interest Payment Date with respect to any Note (or portion thereof, if applicable) which has been called for redemption on a Redemption Date occurring during the period from the close of






         business on the Regular Record Date next preceding such Interest Payment Date to the opening of business on such Interest Payment Date, which Note (or portion thereof, if applicable) so called for redemption is surrendered for exchange (in whole or in part) prior to such Redemption Date, shall be paid upon such exchange to the Holder of such Note
         (or portion thereof) as of the exchange date in an amount equal to the interest that would have been payable on the principal amount of such Note (or portion thereof) so called for redemption and being exchanged if such principal amount had been exchanged as of the close of business on such Interest Payment Date. The interest so payable on any Interest Payment
         Date in respect of any Note (or portion thereof, as the case may be) which has not been called for redemption on a Redemption Date occurring during the period from the close of business on the Regular Record Date next preceding such Interest Payment Date to the opening of business on such Interest Payment Date, which Note (or portion thereof, as the case may be) not so called for redemption is surrendered for exchange (in whole or in part) during such period, shall be paid to the Holder of such Note as of such Regular Record Date. Interest payable on any Interest Payment Date in respect of any Note surrendered for exchange on or after such Interest Payment Date shall be paid to the Holder of such Note as of the Regular Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of exchange. Except as provided in this paragraph, no cash payment or adjustment shall be made upon any exchange on account of any interest accrued from the Interest Payment Date next preceding the exchange date in respect of any Note (or part thereof, as the case may be) surrendered for exchange, or on account of any dividends on the Diamond Offshore Common Stock issued upon exchange.

                   Notes shall be deemed to have been exchanged immediately prior to the close of business on the day of surrender of such Notes for exchange in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Diamond Offshore Common Stock issuable upon exchange shall be treated for all purposes as the record holder or holders of such Diamond Offshore Common Stock at such time. Within five Trading Days of the exchange date, the Company shall issue and deliver to the Trustee, for delivery to the Holder, a certificate or certificates for the number of full shares of Diamond Offshore Common Stock issuable upon exchange, together with payment in lieu of any fraction of a share, if any, as provided in Section 4.3 of this Third Supplemental Indenture.

                   In the case of any Note which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in an aggregate principal amount equal to the unexchanged portion of the principal amount of such Note.

                   4.3.  Fractions of Shares.

                   No fractional shares of Diamond Offshore Common Stock shall be delivered upon






         exchange of any Note or Notes. If more than one Note shall be surrendered for exchange at one time by the same Holder, the number of full shares which shall be issuable upon exchange thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Diamond Offshore Common Stock which would otherwise be issuable upon exchange of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price at the close of business on the day of exchange (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or at the Company's option, the Company shall round up to the next higher whole share.
                   4.4.  Adjustment of Exchange Rate.

                   The Exchange Rate shall be subject to adjustments from time to time as follows:

                   (1) In case Diamond Offshore shall pay or make a dividend or other distribution on Diamond Offshore Common Stock exclusively in Diamond Offshore Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of Diamond Offshore which dividend or distribution includes Diamond Offshore Common Stock, the Exchange Rate in effect at the opening of business on the day next following the Determination Date of such dividend or other distribution shall be increased by dividing such Exchange Rate by a fraction of which the numerator shall be the number of shares of Diamond Offshore Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day next following such Determination Date. For the purposes of this paragraph (1), the number of shares of Diamond Offshore Common Stock at any time outstanding shall not include shares held in the treasury of Diamond Offshore but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Diamond Offshore Common Stock.

                   (2) Subject to the last sentence of paragraph (8) of this Section, in case Diamond Offshore shall pay or make a dividend or other distribution on Diamond Offshore Common Stock consisting exclusively of, or shall otherwise issue to all holders of Diamond Offshore Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Diamond Offshore Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 4.4) of the Diamond Offshore
         Common Stock on the Determination Date, the Exchange Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Exchange Rate by a fraction of which the numerator shall be the number of shares of Diamond Offshore Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Diamond
         Offshore Common Stock which the aggregate of the







         offering price of the total number of shares of Diamond Offshore Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Diamond Offshore Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Diamond Offshore Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. For the purposes of this paragraph (2), the number of shares of Diamond Offshore Common Stock at any time outstanding shall not include shares held in the treasury of Diamond Offshore but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Diamond Offshore Common Stock.

                   (3) In case outstanding shares of Diamond Offshore Common Stock shall be subdivided into a greater number of shares of Diamond Offshore Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Diamond Offshore Common Stock shall each be combined into a smaller number of shares of Diamond Offshore Common Stock, the Exchange Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                   (4) Subject to the last sentence of this paragraph (4) and to the last sentence of paragraph (8) of this Section 4.4, in case Diamond Offshore shall, by dividend or otherwise, distribute to all holders of Diamond Offshore Common Stock evidences of its indebtedness, shares of any class of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in paragraph (2) of this Section 4.4, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this Section 4.4), the Exchange Rate shall be increased so that the same shall equal the rate determined by dividing the Exchange Rate in effect immediately prior to the close of business on the Determination Date for such distribution contemplated by this paragraph (4) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 4.4) of the Diamond Offshore Common Stock on the date of such Determination Date less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution and shall, in the case of securities being distributed for which prior thereto there is an actual or when-issued trading market, be no less than the value determined by reference to the average of the closing prices in such market used in computing the current market price per share pursuant to Section 4.4(7)), on such Determination Date, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and property so distributed applicable to one share of Diamond Offshore Common Stock and the denominator shall be such current market price per share of the Diamond Offshore Common Stock, such increase to become






         effective immediately prior to the opening of business on the day next following the date fixed for the payment of such distribution (the "Reference Date"). For purposes of this paragraph (4), any dividend or distribution that includes, but does not consist exclusively of, shares of Diamond Offshore Common Stock or rights, warrants or options to subscribe for or purchase shares of Diamond Offshore Common Stock shall be deemed to be (a) a dividend or distribution of the evidences of indebted-ness, cash, property, shares of capital stock or securities other than such shares of Diamond Offshore Common Stock or such rights, warrants or options (making any Exchange Rate increase required by this paragraph (4)) immediately followed by (b) a dividend or distribution of such shares of Diamond Offshore Common Stock or such rights, warrants or options (making any further Exchange
         Rate increase required by paragraph (1) or (2) of this Section 4.4, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (4) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, warrants or options" and "the date fixed for such determination" within the meaning of paragraphs (1) and (2) of this Section 4.4 and (ii) any shares of Diamond Offshore Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (1) of this Section 4.4).

                   (5) In case Diamond Offshore shall, by dividend or otherwise, make a Cash Distribution in an aggregate amount that, combined together with (i) the aggregate amount of any other Cash Distributions made within the 12 months preceding the date of payment of such distribution in respect of which no adjustment pursuant to this paragraph (5) has been made and
         (ii) any Excess Purchase Payment made within the 12 months preceding the date of such distribution and in respect of which no adjustment has been made pursuant to paragraph (6) of this
         Section 4.4, exceeds 12.5% of Diamond Offshore's Common Stock Market Capitalization on the Determination Date for such Cash Distribution, then, and in each such case, immediately after the close of business on the Determination Date for such Cash Distribution, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by dividing the Exchange Rate in effect immediately prior to the close of business on such Determination Date by a fraction (a) the numerator of which shall be equal to the current market price per share (determined as provided in paragraph (7) of this Section) of the Diamond Offshore Common Stock on such Determination Date less an amount equal to the quotient of (1) the amount of such excess (over 12.5% of Diamond Offshore's Common Stock Market Capitalization as described above) divided by (2) the number of shares of Diamond Offshore Common Stock outstanding on such Determination Date and (b) the denominator of which shall be equal to the current market price per share (determined as provided in paragraph (7) of this Section 4.4) of the Diamond Offshore Common Stock on such Determination Date.

                   (6) In case Diamond Offshore or any subsidiary of Diamond Offshore shall make






         an Excess Purchase Payment in an aggregate amount that, combined together with (i) the aggregate amount of any other Excess Purchase Payments made by Diamond Offshore or any subsidiary of Diamond Offshore within the 12 months preceding such Excess Purchase Payment in respect of which no adjustment pursuant to this paragraph (6) has been made and (ii) the aggregate amount of any Cash Distributions made within the 12 months preceding such Excess Purchase Payment in respect of which no adjustment pursuant to paragraph (5) of this Section
         4.4 has been made, exceeds 12.5% of Diamond Offshore's Market Capitalization as of the Determination Date, then, and in each such case, immediately prior to the opening of business on the day after the tender offer in respect of which such Excess Purchase Payment is to be made expires, the Exchange Rate shall be adjusted so that the same shall equal the rate determined by dividing the Exchange Rate in effect immediately prior to the close of business on the Determination Date for such tender offer by a fraction (a) the numerator of which shall be equal to (A) the product of (I) the number of shares of Diamond Offshore Common Stock outstanding (including any tendered shares) at such Determination Date multiplied by (II) the current market price per share (determined as provided in paragraph (7) of this Section) of the Diamond Offshore Common Stock less (B) the amount of such excess (over 12.5% of Diamond Offshore's Common Stock Market Capitalization as described above) and (b) the denominator of which shall be equal to the product of
         (X) the current market price per share of the Diamond Offshore Common Stock (determined as provided in paragraph (7) of this Section 4.4) as of such Determination Date multiplied by (Y) the number of shares of Diamond Offshore Common Stock outstanding (including any tendered shares) as of the Determination Date less the number of all shares validly tendered and not withdrawn as of the Determination Date.

                   (7) For the purpose of any computation under this paragraph and paragraphs (2), (4) and (5) of this Section 4.4, the current market price per share of Diamond Offshore Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Exchange Rate pursuant to paragraph (1), (2), (3), (4), (5) or
         (6) above ("Other Event") occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by dividing such Closing Price by the same fraction by which the Exchange Rate is so required to be adjusted as a result of such Other Event, (ii) if the "ex" date for any Other Event occurs after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Exchange Rate is so required to be adjusted as a result of such Other Event, (iii) if the "ex" date for any Other Event occurs on the "ex" date for the Current Event, one of those events shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an "ex" date occurring prior to the "ex" date for the other event, and (iv) if the "ex" date for the






         Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause
         (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (4) or (5) of this Section 4.4, whose determination shall be conclusive and described in a Board Resolution) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Diamond Offshore Common Stock. For the purpose of any computation under paragraph (6) of this Section 4.4, the current market price per share of Diamond Offshore Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender or exchange offer requiring such computation and (iii) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the date of the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Trading Day, not later than the Trading Day immediately preceding the date of such Expiration Time); provided, however, that if the "ex" date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the Commencement Date and on or prior to the date of the Expiration Time for the tender or exchange offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by dividing such Closing Price by the same fraction by which the Exchange Rate is so required to be adjusted as a result of such Other Event. For purposes of this paragraph, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Diamond Offshore Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Diamond Offshore Common Stock, means the first date on which the Diamond Offshore Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender or exchange offer means the first date on which the Diamond Offshore Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

                   (8) The reclassification of Diamond Offshore Common Stock into securities other than Diamond Offshore Common Stock (other than any reclassification upon a consolidation or merger to which Section 4.11 of the Supplemental Indenture applies) shall be deemed to involve (a) a distribution of such securities other than Diamond Offshore Common Stock to all holders of Diamond Offshore Common Stock (and the effective date of such reclassification shall be deemed to be the Determination Date), and (b) a subdivision or






         combination, as the case may be, of the number of shares of Diamond Offshore Common Stock outstanding immediately prior to such reclassification into the number of shares of Diamond Offshore Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph
         (3) of this Section 4.4). Rights or warrants issued by Diamond Offshore to all holders of Diamond Offshore Common Stock entitling the holders thereof to subscribe for or purchase shares of Diamond Offshore Common Stock, which rights or warrants (i) are deemed to be transferred with such shares of Diamond Offshore Common Stock, (ii) are not exercisable and
         (iii) are also issued in respect of future issuances of Diamond Offshore Common Stock, in each case in clauses (i) through
         (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 4.4 not be deemed issued until the occurrence of the earliest Trigger Event.

                   (9) Diamond Offshore may make such increases in the Exchange Rate, in addition to those required by paragraphs (1),
         (2), (3), (4), (5) and (6) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                   (10) No adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exchange Rate; provided, however, that any adjustments which by reason of this paragraph
         (10) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                   4.5 Notice of Adjustments of Exchange Rate.

                   Whenever the Exchange Rate is adjusted as provided in
         Section 4.4 of this Third Supplemental Indenture:

                   (1) the Company shall compute the adjusted Exchange Rate in accordance with Section 4.4 and shall prepare a certificate signed by either the chief financial officer, the treasurer or the controller of the Company setting forth the adjusted Exchange Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and at each office or agency maintained for the purpose of exchange of Notes pursuant to Section 4.7 of this Third Supplemental Indenture; and

                   (2) a notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be provided by the Company to the Trustee and to all Holders. Unless and until the Trustee receives such notice, it need not inquire into whether any






              adjustment of the Exchange Rate is required and may assume that no such adjustment has been, or is required to be, made.

                   4.6. Notice of Certain Corporate Action.

                   In case:

                   (a) Diamond Offshore shall declare a dividend (or any other distribution) on Diamond Offshore Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 4.4 of this Third Supplemental Indenture; or

                   (b) Diamond Offshore shall authorize the granting to the holders of Diamond Offshore Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                   (c) of any reclassification of Diamond Offshore Common Stock, or of any consolidation, merger or share exchange to which Diamond Offshore is a party and for which approval of any shareholders of Diamond Offshore is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of Diamond Offshore; or

                   (d) of the voluntary or involuntary dissolution, liquidation or winding up of Diamond Offshore; or

                   (e) Diamond Offshore or any subsidiary of Diamond Offshore shall commence a tender offer for all or a portion of the outstanding shares of Diamond Offshore Common Stock (or shall amend any such tender offer);

         then the Company shall cause to be filed with the Trustee and at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 4.7 of this Third Supplemental Indenture, and shall cause to be provided to all Holders, by the later of (i) as soon as reasonably practicable after the Company has become aware of such matter or (ii) at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Diamond Offshore Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it






         is expected that holders of Diamond Offshore Common Stock of record shall be entitled to exchange their shares of Diamond Offshore Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (a) through (e) of this
         Section 4.6.

                   The preceding paragraph to the contrary
         notwithstanding, the Company shall cause to be filed at each office or agency maintained for the purpose of exchange of Notes pursuant to Section 4.7 of this Third Supplemental Indenture, and shall cause to be provided to all Holders, notice of any tender offer by Diamond Offshore or any subsidiary of Diamond Offshore for all or any portion of the Diamond Offshore Common Stock at or about the time that such notice of tender offer is provided to the public generally.

                   4.7.  Maintenance of Office or Agency.

                   The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Notes may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such surrenders may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such surrenders.

                   The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Notes may be presented or surrendered for such purpose and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purpose. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                   4.8  Taxes on Exchanges.

                   Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the delivery of shares of Diamond Offshore Common Stock pursuant hereto. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the delivery of shares of Diamond Offshore Common Stock in a name other than that of the Holder of the Note or Notes






         to be exchanged, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                   4.9.  Covenant as to Diamond Offshore Common Stock.

                   The Company agrees that all shares of Diamond Offshore Common Stock which are delivered upon exchange of Notes, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 4.8 of this Third Supplemental Indenture, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                   4.10.  Cancellation of Exchanged Notes.

                   All Notes delivered for exchange shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309 of the Indenture.

                   4.11. Provision in Case of Consolidation, Merger or Sale of Assets of Diamond Offshore.

                   In case of any consolidation of Diamond Offshore with any other Person, any merger of Diamond Offshore into another
         Person or of another Person into Diamond Offshore (other than a merger which does not result in any reclassification, exchange, or cancellation of outstanding shares of Diamond Offshore Common Stock) or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of Diamond Offshore, the Company shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then Outstanding shall have the right thereafter, during the period such Note shall be exchangeable, to exchange such Note only into the kind and amount of Notes, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (including any Diamond Offshore Common Stock retainable) by a holder of the number of shares of Diamond Offshore Common Stock of the Company into which such Note might have been exchanged immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, (a) assuming such holder of Diamond Offshore Common
         Stock (i) is not a Person with which Diamond Offshore consolidated, into which Diamond Offshore merged or which merged into Diamond Offshore or to which such conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Diamond Offshore






         Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section
         4.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares), and (b) further assuming that, if such consolidation, merger, conveyance, transfer, sale or lease occurs before the first date on which Notes may be exchanged as provided herein, such Note was exchangeable immediately prior to the time of such occurrence at the initial Exchange Rate as adjusted from the original issue date of the Notes to such time as provided herein. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
         Section 4. The above provisions of this Section 4.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Note promptly upon such execution. In this paragraph, "securities of the kind receivable" upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of Diamond Offshore Common Stock means securities that, among other things, are registered and transferable under the Securities Act, and listed and approved for quotation in all securities markets, in each case to the same extent as such securities so receivable by a holder of Diamond Offshore Common Stock.

                   Neither the Trustee nor any Paying Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders upon the exchange of their Notes after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.
                   4.12. Responsibility of Trustee for Exchange
         Provisions.

                   The Trustee, subject to the provisions of Section 601 of the Indenture, shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. The Trustee, in such capacity and subject to the provisions of Section 601 of the Indenture, shall not be accountable with respect to the validity or value (or the kind or amount) of any Diamond Offshore Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the exchange of any Note; and it or






         they do not make any representation with respect thereto. The Trustee, in such capacity and subject to the provisions of
         Section 601 of the Indenture, shall not be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Diamond Offshore Common Stock or share certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee, subject to the provisions of
         Section 601 of the Indenture, shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Section.

                   4.13.  Registration.

                   The Company will use its best efforts to effect or cause to be effected all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) for the shares of Diamond Offshore Common Stock issuable upon conversion of Notes to be lawfully issued and delivered as provided herein, and thereafter freely transferrable.

                   5.  Miscellaneous.

                   (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental
         Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Third Supplemental Indenture.

                   (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

                   (c) All covenants and agreements in this Third Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                   (d)  In case any provisions in this Third
         Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                   (e) Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                   (f) If any provision hereof limits, qualifies or conflicts with a provision of the






         Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

                   (g) This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                   (h) All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument. The provisions of this Third Supplemental Indenture shall, subject to Section 5(f) hereof, supercede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

                            _________________________

                   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


































                   IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and the seal of the Company and the Trustee duly attested to be hereunto affixed all as of the day and year first above written.


                                       LOEWS CORPORATION




         [SEAL]                        By: /s/ Peter W. Keegan
                                          ----------------------------
                                          Its:  Vice President



                                       THE CHASE MANHATTAN BANK



         [SEAL]                        By: /s/ Ronald J. Halleran
                                          ----------------------------
                                          Its:  Second Vice President







































         STATE OF NEW YORK   )
                             )  ss.:
         COUNTY OF NEW YORK  )


                   On the 18th day of September, 1997, before me personally came Ronald J. Halleran to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York; that he is a Second Vice President of THE CHASE MANHATTAN BANK, one of the banking corporations described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year of this certificate first above written.


         [NOTARIAL SEAL]                           /s/ Kin Yu Lee
                                            -----------------------------
                                                    Notary Public

                                                      Kin Yu Lee
                                           Notary Public, State of New York
                                                    No. 01LE6031199
                                             Qualified in New York County
                                            Commission Expires Aug. 1, 1998
































         STATE OF NEW YORK   )
                             )  ss.:
         COUNTY OF NEW YORK  )


                   On the 18th day of September, 1997, before me personally came Peter Keegan to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York; that he is a Vice President of LOEWS CORPORATION, the corporations described herein and that executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the Board of Directors of said corporation and that he signed his name thereto by order of the Board of Directors of said corporation.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year of this certificate first above written.


         [NOTARIAL SEAL]                         /s/ Debra D. Karam
                                              -------------------------
                                                    Notary Public

                                                    Debra D. Karam
                                            Notary Public, State of New York
                                                     No. 4886691
                                               Qualified in Nassau County
                                            Commission Expires May 18, 1998





























                                       -30-